UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2023

STRYKER CORPORATION

(Exact name of registrant as specified in its charter)

Michigan	001-13149	38-1239739
(State of incorporation)	(Commission File Number)	(I.R.S. Employee Identification No.)

2825 Airview Boulevard Kalamazoo, Michigan	49002
(Address of principal executive offices)	(Zip Code)

(269) 385-2600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.10 Par Value	SYK	New York Stock Exchange
1.125% Notes due 2023	SYK23	New York Stock Exchange
0.250% Notes due 2024	SYK24A	New York Stock Exchange
2.125% Notes due 2027	SYK27	New York Stock Exchange
0.750% Notes due 2029	SYK29	New York Stock Exchange
2.625% Notes due 2030	SYK30	New York Stock Exchange
1.000% Notes due 2031	SYK31	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 15, 2023, Stryker Corporation (the “Company”) entered into Amendment No. 1 (the “Amendment”) to the Company’s existing Credit Agreement, dated as of October 26, 2021 (the “Existing Credit Agreement”), by and among the Company, the other borrowers party thereto, the lenders from time to time party thereto and Wells Fargo Bank, National Association, as the Administrative Agent. The Amendment amends the Existing Credit Agreement to replace LIBOR-based benchmark rates with SOFR-based benchmark rates and to make certain other conforming and mechanical changes.

The foregoing summary is qualified in its entirety by the terms of the Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

10.1	Amendment No. 1, dated June 15, 2023, to Credit Agreement, dated as of October 26, 2021, by and among Stryker Corporation, the other borrowers party thereto, the lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stryker Corporation
(Registrant)

Dated: June 16, 2023	By:	/s/ GLENN S. BOEHNLEIN
	Name:	Glenn S. Boehnlein
	Title:	Vice President, Chief Financial Officer